UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Far East Energy Corporation (the “Company”) awarded Michael R. McElwrath, the Company’s President and Chief Executive Officer, a cash bonus award of $189,600.

In determining the amount of the bonus, the Committee evaluated Mr. McElwrath’s performance during the fiscal year ending December 31, 2012 based upon performance criteria previously established by the Committee. Such criteria included (i) 20% based on a Company-wide performance factor related to the ability of the Company to avoid workplace injuries in connection with its drilling and other activities; (ii) the consummation of a strategic transaction or joint venture; (iii) the consummation of one or more capital raising transactions; (iv) obtaining Chinese Ministry of Commerce approval of the Shouyang and Yunnan Production Sharing Contract Modification Agreements; (v) obtaining initial SEC reserves measured at year-end 2011; (vi) the establishment of production levels for the Company’s Shouyang block project between 1,500 – 3,000 Mcfpd as of December 31, 2012; (vii) obtaining CBM reserves certification by the Ministry of Land and Resources to Chinese standards, (viii) the establishment and continued maintenance of strong business relationships at the senior executive level with the Company’s Chinese counterparties and (ix) the continued progression of portions of the Shouyang block project towards submission for overall development plan certification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2013

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff Chief Financial Officer